                                                                      EXHIBIT 11

                              BIG CITY RADIO, INC.

                       COMPUTATION OF EARNINGS PER SHARE

                                                          THREE MONTHS ENDED              NINE MONTHS ENDED
                                                            SEPTEMBER 30,                   SEPTEMBER 30,
                                                     ----------------------------  --------------------------------
                                                         1998           1997            1998             1997
                                                     -------------  -------------  ---------------  ---------------

Net loss...........................................  $(4,192,000)   $(6,178,000)    $(12,937,000)    $(11,435,000)
                                                     -------------  -------------  ---------------  ---------------
                                                     -------------  -------------  ---------------  ---------------
Weighted average number of shares outstanding--
  Basic:
Weighted average number of shares outstanding......     14,069,275      9,375,520       14,011,580        9,375,520
                                                     -------------  -------------  ---------------  ---------------
                                                     -------------  -------------  ---------------  ---------------
Net loss per share:
  Basic (a)........................................    $   (0.30)     $   (0.66)      $   (0.92)       $   (1.22)
                                                          ------         ------          ------           ------
                                                          ------         ------          ------           ------
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(a) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three and nine months ended September 30, 1998 and 1997, the
    Company had a loss from continuing operations.

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